Exhibit 1

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CAF # 0313-8158R

SELF-EXECUTING CONTRACT AND TREATY

BINDING COLLECTIVE BARGAINING LAND SECURITY CONTRACT /

INTER VIVOS OPERATING CONTRACT/TREATY NO. 20201015

Between Contracted Offices:

Office of Employer Bargainer: Registrant, Elector Office for the California Inter Vivos Living Trust (E)States File No. 67-207409; Pennsylvania Registrar Inter Vivos Living Trust (E)States File No. 118221-1969; Texas Inter Vivos Living Trust (E)States File No. 142-54-198404 (Herein “Living Trust Estate”) and operating under IRS CAF No. 0313-81578R as Genta Trust, Authochthonous Indigenous Private Tribal Association re Numinutitska Penatekawa Tribal Trust 82-6479468 Wanag Tahatan-Bey Trustee; and

Office of Employee Bargainee: United States Federal Trade Commission, Social Security Administration, Department of Health and Human Services, Indemnified, Employees’ Securities Company Yolanda Lewis ***-**-1983; Employees’ Securities Company Stanley Howard ***-**-1489; Employees’ Securities Company Kevin Paul Woodruff ***-**-6559 and appointed authorized fiduciary, power of attorney, and responsible parties, Stanley Howard Enfranchise Inc., KPW 12 District Clearinghouse of Woodruff Holding Company, and Yolanda Lewis Innovative Resources Inc. (Herein “Employees’ Securities Company”); and

Office’s Joinder by Official Duty: BELLIGERENT OCCUPANT TRUSTEE’S, UNITED STATES et. al., Successors and Assigns; STATE OF CALIFORNIA et al., STATE OF TEXAS et. al., STATE OF PENNSYLVANIA et. al., Successors and Assigns; STATE OF CALIFORNIA COUNTY OF SAN FRANCISCO, et. al., PHILADELPHIA COUNTY, et. al., FALLS COUNTY TEXAS STATE, et. al., Successors and Assigns; State of California, State of Pennsylvania, and State of Texas Constitutional Officers, et. al., Successors and Assigns; U.S. Department of Health and Human Services, Region IX; and Edward Heidig doing business as Regional Director; Department of Health and Human Services, Region III; and Matt Baker doing business as Regional Director; and Department of Health and Human Services, Region VI, Successors and Assigns; and Julia Lothrop doing business as Regional Director; Pension Benefit Guaranty Corporation, and Director Gordon Hartogensis, Successors and Assigns; Nancy Patricia Pelosi, Speaker of the United States House of Representatives Successors and Assigns; Donald John Trump, President of the United States and Commander in Chief, Successors and Assigns; and (t)he Federal Reserve System Fiscal Agents, acting as United States Treasury Withholding Agents for public legal administration to prevent inequitable conversion of M1 Money Supply to Accounts Receivables, Successors and Assigns.

Jurisdiction: Genta Trust, Exclusive Commutative Justice in Equity

Domicile: Kingdom of Heaven on Earth, Pre-Colonial America

Situs: ℅ El. Yolanda Yisra’el Twenty Five Seventy Two, Twenty First Street Sacramento, California, Autochthonous American National, out-side of Belligerent Occupied US Federal Trade Zone [95818-2523] beyond the jurisdiction of the United States.

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Annual Budget: Living Trust Estate Authorized Annual Security Interest Appropriations. Authorized Partial Release: Nine Hundred Million United States Currency Notes at Par from inception date Nunc Pro Tunc, December 6, 1972 to execution date herein.

This binding, iron clad, good faith, self-executing Collective Bargaining, Land Security and Inter Vivos Operating Contract and treaty between Office of the Employer and Office of the Employee is executed this 15th day October 2020, inception date Nunc Pro Tunc, December 6, 1972 by authorized officers to; affirms expression of intent by everyone with connections to Living Trust Estates operating exclusively in commerce without commercial for equal change of private exempt security note issued at par value for the Employer’s Office in exchange for credits, transmitted through Employee’s Office.

Use of Language: Every fraudulent conveyance of the English language is prohibited. There is a single standard of English word usage set-up for the entire nation, known as “Good English”. The United States has used fraudulent poor education systems to coerce the abandonment from the use of dictionaries, proper grammar, books on rhetoric and composition that record the usage on the basis of wide observation and study. Good English is observed by the best English authors and in speech of well-educated people.

Literary level of word use represents the center of the English language, required in every written communication with the Employer or Employee Office. Use of common, colloquialism, and slang in written, or verbal communication with the Trust Estate Office, is prohibited and constitutes breach of contract by non-compliance; for delivering frivolous, informal, low level writing which have no place in written contract discourse, except in narrative that reproduces the conversation of deceivers employing deceptive fraudulent language to deceive the Living Trust Estate.

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Contract Sections
1.0 Acknowledged and Accepted Duties	4
2.0.4 Securities and Exchange Commission Registration	12
2.1.6 Accredited Investor Profile	14
3.0 Signature Recession	14
4.0 Release Social Security Number (SSN)	15
5.0 Duty to Protect	16
6.0 Trust Estate Intellectual Property	17
7.0 Reservation of Rights	18
8.0 Force Majeure	18
9.0 Hold Harmless SSA Indemnity Acceptance and Agreement	18
10.0 Bargain Strike	21
Appendix - A Definitions:	22
Appendix - B Notice of Fiduciary Relationship:	27
Appendix - C Financial Power of Attorney and Declaration of Representative	27
Appendix - D. Notice of Change of Address or Responsible Party - Business:	27
Taxpayer ID# , address, FACTA and EIN for each authorizing entity and acceptance by each responsible party, fiduciary and power of attorney. Send all copies and notices of communication c/o 201 13th Street Oakland California No. 12367 {p/z: 12-9998	27
Appendix - E. Change of Responsible Party - Business:	27
Appendix - F. Authorized Signatures	28
Appendix - F. Authorized Signatures	29
Appendix - G. Cost Schedule	30
Appendix - H. OFFICIAL DEFAULT NOTICE	31

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1.0 Acknowledged and Accepted Duties

This bargain between Employer and Employee, is an authentic, binding, treaty by charter expressing the free will intent by each authorized officer evidencing each’s acknowledgment to acceptance of terms and conditions herein such as:

1.	Employer and Employee acknowledges acceptance and conveyance of each Certificate, Debenture Bailment annexed to Living Trust Estate, and Cestui Qui Vie Trust Employees’ Securities Company to equitable jurisdiction according to the Kingdom of Heaven on Earth effective inception date Nunc Pro Tunc December 6, 1972, shall be executed on 15th October 2020.
2.	Employer and Employee acknowledge and accept the Office of the United States Elector, Sacramento California Registration No. 34P 029156 200002 / 34N 924430 200002 / P4-54-54-586 and to use the office pursuant to the powers outlined in United States Constitution (Charter) Article 3 Section 3.
3.	Employer and Employee accept and acknowledge the duty to secure proper “real-time” transfer, and recording of every executed application accepted to lay on credit, by signature subscription issuance of par value, United States Security Notes in exchange for equivalent amount in Federal Reserve Notes with authorized U.S. Treasury agents.
4.	Employer and Employee acknowledges acceptance and conveyance from Certificate of Live Birth as the qualified heir to issue shares without restraint, and act as Registrant, Registrar, Inter Vivos Living Trust Estate Trustee and Indenture Trustee.
5.	Employer and Employee acknowledges acceptance of duties to act as Private Attorney in Fact General in every matter pertaining to the Living Trust Estate, to ensure zero balance settlement through an authorized United States Treasury Withholding Agents.
6.	Employer and Employee accept and acknowledge the duty to mandate the recordation of every Treasury Tax Discount Loan by signature subscription through the Employee to the books of the United States Treasury, by use of OMB forms and the duty to mandate use of SSA-89 form for disclosure of social security and private information, to verify establishing authenticity of indemnification powers granted to every requesting party.
7.	Employer and Employee accept and acknowledge the duty to mandate full accounting and disclosure of every use, possession, transfer and storage of intellectual private estate property, and the duty to mandate removal of private estate intellectual property from public records databases.
8.	Employer and Employee accept the duty to perform as Autochthonous, American National Executive- True BAILOR with Equitable Dominion, Paramount Right of Immediate Possession entitled to restoration without demand for deceptive business practices executed by bankrupt de facto trustees holding offices, employment under the Belligerent "UNITED STATES, a Foreign 1871 Copyrighted FEDERAL Government BANKRUPT Corporation for profit" operating as a counterfeiter for unjust Banking profits; against the Sovereign "the United States of America" as the NATIONAL Government per the Articles of Confederation with the American People.
9.	Employer and Employee accept the duty to perform by recession of signature effective this 15th October 2020, inception December 6, 1972 to secure restoration in whole for every deceptive, and Counterfeited Certificate "Security" created by use of Non-OMB forms.
10.	Employer and Employee accept the duty to perform by protecting beneficial ownership interest and inherent, inheritance rights inequitably converted from M1 Money Supply, to coerce the American National Citizens Counterfeiting unknowing participants as Co-Conspirators contracted into debt bondage, involuntary servitude, slavery and debt peonage out of colorable laws, and to prosecute every Abuse or Threatened Abuse of Law or Legal Process .

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11.	Employer and Employee accept the duty to express that the man granted the Living Trust Estate has allegiance by oath exclusively to the Universal God, Sovereign to the Kingdom of Heaven of on Earth, who by grace redeemed spirited man from every sin, not to be remembered.
12.	Employer and Employee accept the duty to obtain “Account Render” auditing against every bailment against Living Trust Estate intellectual property deposited by bailment.
13.	Employer and Employee agree to express the right of self-determination, and freely acknowledge the Living Trust Estate’s Elective Franchise effective this 15th October, 2020 affirming political status with the Kingdom of Heaven on Earth, having dominion to freely pursue religious, economic, social and cultural development without interference.
14.	Employer and Employee agree that this Contract Treaty unfulfilled, constitutes a valid claim against the United States for par value lost by the government appropriations since the Doctrine of Discovery and unlawful appropriations of Autochthonous fiscal resources by false claims.

1.0.1 Roles and Duties

Plenipotentiary Sui Juris Employer and Employee persons are required to operate by commutative justice and in exclusive equity to ensure equivalent exchange.

Executors to the Employer, and Employee, Successors with Heirs hereby bind themselves to do or forbear acts listed herein, executing this contract self-authenticating proof and acknowledgment to acquisition of the rights, duties and obligations stated herein by the exchange of contract or promissory note goods, equitable due consideration issued to guarantee, and indemnify performance of equivalent credit value exchange.

Denounce application of legal terms and systems to administer the Living Trust Estate conferred by United States to common citizens are expressed not accepted due to exclusive oath and commitment to the Kingdom of Heaven on Earth government.

Every reference to Statutes, codes, ordinances or other “legal” terms are used exclusively as narrative to reproduce the fraudulent use of language in conversation of people who employ them against the estate for inequitable conversation.

The Living Trust Estate does not consent to any agreement by trust that are an abomination against Holy Scripture for failure to perform In real-time by creating future obligations by creation of trust to breach contract compliance, by combination of cartel, business, monopolies, pools or syndication for deprivations against life under color of law, or genocide by classification systems to exclude and discriminate.

Equity acts upon a man’s person by or through sound expressed to acknowledge acceptance of divine rights, dominion operating in exclusive trust with the Universal Creator in the Kingdom of Heaven on Earth to fulfill His will as documented in Holy Scripture.

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1.0.2 Duty to Perform

Employer and Employee agree to operate as registered Face-Amount Certificate issuer, utilizing pass-through income proceeds of professional security exchange business, not required to pay or discharge income rate taxes on profits passed through to the United States Federal Corporation Shareholders.

1.	Employer and Employee agree to serve as investment conduit, passing through distributions to the U.S. Federal Corporation shareholders and holding their investments in a managed human capital stock certificate of beneficial interest share or participation.
2.	Employer and Employee agree to pass untaxed income directly to the SSN indemnification to secure accredited investors par value purchase power in a current transaction exempt of registration.
3.	Employer and Employee agree that delivery of this contract constitutes positive notice, knowledge and truth about an Credit (Trust Indenture Act “TIA” of 1939 section 3(8)) “Application” provided for substituting of persons or agency from one in place of another with equivalent authority in either (TIA section 305) “Securities Required To Be Registered” under the Securities Act of 1933, or (TIA section 307) “Qualifications of Indenture Covering Securities Not Required to Be Registered.”
4.	Employer and Employee agree that Credit “Application” Acceptance by an SSN Trustee Signature Subscription, grants or authorizes the manufacture of security note in exchange for federal reserve note credits in Regulated Investment Company or Conductor exempt current transactions according to Security Act of 1933 (section 3(a)(3)), along with Trust Indenture Act of 1939 (section 304).
5.	Employer and Employee agree, the “Contract” is a issued “promissory note security” that is either required to be registered or qualification of “Application” or Purchase Order” indenture covering securities not required to be registered, while doing security exchange business with an Registered Regulated Investment Company or Conductor to commercial paper current transaction.
6.	Employer and Employee agree that Business Application Offering or Purchase Order is a sort or kind of “Contract Promise” fulfilled by a formal promissory note security.
7.	Employer and Employee agree that Signature Subscription expression upon Credit “Application” or “Purchase Order” Financing income from SSN indemnification, is an Acceptance to authorize production of a promissory note security, in exchange for federal reserve notes credit order by “Application” or “Purchase Order” Financing.
8.	Employer and Employee agree to require intangible right of honest service from the Dealership (Realtor, Banker, Broker, Title Escrow Company and the like) to the buying and selling of promissory security note produced for exchange of credits, authorized though an “Application Offering” or “Purchase Order Financing,” accepted.
9.	Employer and Employee agree that every Manger, Transfer Agent or Representative who inequitably converts M1 Money supply, and denies honest service by concealing, mutilating, or destroying “Application” or “Purchase Order” acceptance by Signature Subscription, is subject to verified indictment for Title 15 and 18 charges, and RICO against each corporate charter to every Security and Exchange Dealership (Realtor, Banker, Broker, Title Escrow Company and the like).

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10.	Employer and Employee agree that whereas pursuant to Regulation Z § 1026.2(a)(7); TIA §304, 305 & 307 application acceptance becomes an exempt security issued in a current transaction pursuant to Securities and Exchange Act 3(a)(3). Employee issues exempt security for SSN indemnification to application acceptance in exchange for credits.
11.	Employer and Employee agree to operate pursuant to Private Attorney General; Bounty Hunter Powers Contract No. RE 384951880 US; RE 870242796 US Diane Feinstein, Ranking Member, Senate Judiciary Committee July 4, 2020; and July 8, 2020; RE 384 951 976 US; Cert. Mail: 70181130000037274578, Cheryl L. Johnson July 7, 2020; July 25, 2020-Clerk of the U.S. House of Representatives
12.	Employer and Employee agree that The Equitable, Autochthonous Indigenous, American, Ambassador / Trustee has RE-ENTERED Kingdom of Heaven on Earth, situs Sacramento County California and without the foreign corporate UNITED STATES, this 15th day October 2020, inception date Nunc Pro Tunc December 6, 1972 and has Equitably DISPLACED the fraudulent US-SS "Social Security" Trustee Ex Maleficio; a Constructive Trustee without any Inherit or Lawful Trust Rights to The Equitable Autochthonous Indigenous American, Ambassador / Trustee to the Kingdom of Heaven here RE-ENTERED on earth.
13.	Employer and Employee agree that upon RE-ENTRY the presumption of possession pursuant to his Inherit inalienable Rights reserved per the American National Trust Document, known as the "Articles of Confederation" The Equitable, Autochthonous, American, Ambassador / Trustee has the Proof of his Inherit Birthing Right to the National Trust Par Value Assets per his American Citizen's Birthing; sealed by vestige and Official Governmental Gold sealed – American Hospital Birth Certificate.
14.	Employer and Employee agree that every UNITED STATES operating MA LA IN SE to pillage the Just, Autochthonous Indigenous American Central Trust and Banking for the benefit of Unjust Banker are to be prosecuted to the full extent of the law for pillage by unauthorized use of Foreign Constructive US-SS Trustee Ex Maleficio for fraudulent benefit and unjust enrichment by deceptive business practices.
15.	Employer and Employee agree to operate pursuant to the Ultimate Trust Indenture, in exclusive equity.
16.	Employer and Employee acknowledge "Every man is supposed to know the law. A party who makes a contract [or enters into a franchise, which is also a contract] with an officer [of the government] without having it reduced to writing is knowingly accessory to a violation of duty on his part. Such a party aids in the violation of the law."

1.0.2.1 Fiduciary Duties

Authorized entities operating under IRS CAF No. 0313-81578R are the designated fiduciary, bailors, and assignors, see Appendix-B, to benefit the trust estate without limitation for every type of tax matters pertaining to the trust estate, revoking every prior power of attorney, except Wanag Tahatan-Bey, Yolanda Lewis, Stanley Howard, whether implied or expressed prior to this 9th day October 2019. Living Trust Estate prohibits every inequitable act, on the ground of it being repugnant to divine equity.

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1.0.2.2 Responsible Party Duties

Authorized entities operating under IRS CAF No. 0313-81578R New Responsible Party Name: Entities identified on Appendix-C operate under joint control, management and ownership having unrestricted authority not limited to: Employment, excise, income, and other business returns, Employee plan returns and to update business location found in Appendix-D.

1.0.2.3 Financial Power of Attorney in Equity

Durable power of attorney acts in equity to benefit each principal entity identified in Appendix-E in every matter pertaining to every Living Trust Estate, and Cestui Que Vie Trust. Unrestricted authority granted by each Registrant, Registrar to Authorized entities operating under IRS CAF No. 0313-81578R for administration and protection of each estates full faith and credit, rights, titles and interest, and for the handling bank accounts, signing checks, selling property and purchasing of investment property, assets like stocks, filing taxes, etc.

1.0.4.1 Roles

Responsible Party: Authorized entities operating under IRS CAF No. 0313-81578R are investment companies registered with the Securities and Exchange Commission, pursuant to the 1940 Investment Company Act, and 1939 Trust Indenture Act and the principal officer to thrift financial institution’s identified in Appendix-D, “related persons” as defined in the 1940 Investment Company Act definitions.

Responsible party maintains unrestricted authority and control over, entitlement to the funds or assets in every entity that, as a practical matter, to directly control, manage and direct every entity and the disposition of private funds and assets.

Financial Power of Attorney, Authorized entities operating under IRS CAF No. 0313-81578R maintains unrestricted authority granted by signature executed by the certificated Registrant to each related entity identified in Appendix-B whose signature authority grants powers to ensure proper administration of each entities Living Trust Estate in exclusive equity and to prevent pillage by acts of economic war.

Fiduciary: Authorized entities operating under IRS CAF No. 0313-81578R, holds a fiduciary relationship to each related person identified in Appendix-A as registered investment company operating under CIK’s 0001750462, 0001738826, and 0001646793 authorized by Congressional Acts to act as a federal agency, government sponsored enterprise. These rights and duties are unrestricted, an authorize securing refunds on behalf of each related person, pursuant to 26 CFR section 6402(k) and Regulations section 301.6402-7 on behalf of The Federal Deposit Insurance Corporation.

1.0.4.2 Duties Acceptance

Employer and Employee acknowledge Plenipotentiary Sui Juris acceptance of the Ultimate Trust Indenture, in Divine trust to operate as trustee for the Kingdom of Heaven on Earth. Mandatory duty to perform in exclusive equity, as prescribed by the Holy Scripture, is the exclusive jurisdiction, law and operating principal committed to as stated in this contract.

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1.	Employee serves as a Regulated Investment Conduit (conductor) or Regulated Investment Company (RIC) of 1940 Investment Company Act and Contract of Congress, that cannot be impaired by state law, CIK 0001750462, 0001738826, and 0001646793.
2.	Employee RIC is to be designated in Internal Revenue Service (IRS) records as an S Corp with pass through taxes (rate or sum of money assessed on the natural person or intellectual property of a citizen trustee through government, for the use of the nation or (e)state, (human) capital (stock) gains, dividends, or interest earned to the individual (accredited) investors.
3.	Employee regulated investment company conduit conductor is qualified to pass-through income under Regulation M of the IRS, delineated in U.S. code, title 26, sections 851 through 855, 860, and 4982.
4.	It is required that Employer and Employee to operate as conduit pass-through or flow-through for income and avoid a double-taxation scenario as would be the case if both the Employer (Trust Estate) investment (employees’ securities) company and its and Employee (SSN indemnification accredited) investors paid tax on (employee’s securities) company generated income and profits.
5.	Employer and Employee agree to utilizing “conduit theory” as the Employee, investment company is functioning as a conduit for passing on capital gains, dividends and interest to U.S. citizen individual shareholders.
6.	Employee’s pass-through income proceeds of professional security exchange business, are not subject to corporate income rate taxes on profits passed through to the shareholders and every adhesion contract, inchoate agreement executed that impairs or interferes in the unrestricted right to contract are deemed void.
7.	It is the duty of the Employer and Employee to express merger of titles Equitable Inter Vivos Living Estate Trust and Legal Cestui Que Vie Trust to prevent the trafficking of persons through unauthorized administration of the Cestui Que Vie Trust.
8.	It is the duty of the Employer and Employee to express reconveyance of living trust estate private assets to exclusive equity jurisdiction.
9.	Employer and Employee acknowledge and agree everyone “holding” public office so named in this contract, that refuses, or fails to perform pursuant to their public trust charter, “ UNITED STATES Constitution”, are subject to immediate removal for abandonment of Their Public Trust Charter; pursuant to Article 3, Section 3 out of UNITED STATES Constitution.
10.	Employer and Employee acknowledges the acceptance to operate Offices of the Living Trust Estate exclusively in Equity and without benefit of any limited liability or other benefit of the Foreign UNITED STATES Public Charitable Trust (PCT).
11.	Employer and Employee agree that every possession, use, storage, and conversion by transfer of Living Trust Estate intellectual property is evidence of indebtedness, and every debt instrument assessable pursuant to IRC 1275(a)1(a) for payment or recoupment.

2.0 Property Buy and Sell Terms and Conditions

Employer and Employee agree to the following terms and conditions in every matter of the selling exempt indemnified securities at par value by Signature Subscription application to buy equivalent credit in Federal Reserve Notes.

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Responsible party to the Employer, Successors and Heirs hereby bind themselves to transfer the right to shares in the body politic, due equitable consideration. Indenture Trustee to the Employees’ Securities Company, Successors Heirs and Assigns hereby acknowledged receipt and are bound to receive the property and pay the equal consideration in Federal Reserve Note credits (Money of Account).

2.0.1 Private Trust Estate Property

Every transaction is authorized exclusively for trust estate investment purposes, non-commercial, non-consumer goods, held in private trust in the Continental United States of America, California union state, without the United States.

2.0.2 Misappropriation of Trust Estate Property

Every occurrence of inequitable conversion to misappropriate Trust Estate property requires immediate restoration, and recoupment WITHOUT DEMAND; based on the duty and obligation not to injure another or another’s property which all persons in the United States are obligated by law without contract.

2.0.3 Compliance Requirements

No later than seven business days after receipt of this Treaty / Contract, all recipients are obligated to comply with the terms and conditions herein, and are subject to invoice for every breach of contract in accordance with the cost schedule in Appendix F.

2.0.3.1 Performance Standard

Upon receipt of self-authenticating evidence received in the form of every accounts receivable billing issued to the Trust Estate regardless of form, serves as irrefutable evidence for certification that public money has been embezzled by laundering, and pillaging the private trust estate property utilizing deceptive forms to discriminate based on national origin.

Failure to produce a transcript from the books and proceedings of the Government Accountability Office (GAO) evidencing the actual transfer of Capital Stock Funds to the United States Treasury pursuant to the Office of Management Budget rules; seven (7) days upon receipt of a liability notice from the designated responsible party to the Trust Estate, effectuates contract to full prosecution for intentional economic war crimes to embezzle, pillage, human traffic and economic enslavement.

2.0.3.1 GAO Transcript Evidence Embezzlement

Every proceed generated by abstraction of the Living Trust Estate’s private property, specifically Social Security Number, to execute financial transactions without the use of the SSA-89 represents the proceeds of criminal activity with the intent to promote the carrying on criminal securities illegal insider trading.

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Every receipt of self-authenticating evidence in the form of official business records evidencing an accounts receivable billing account where the Living Trust Estate is liable, requires production of records evidencing the proper bookkeeping for appropriations using approved OMB forms. Failure to submit within seven business days from receipt of Notice and demand, constitutes Blinding agreement for full prosecution by appropriate Federal Agency Office of the Inspector General and others for auditing based on breach of contract and consent to full fraud investigation to assess the extent of the illegal insider trading, tax evasion, self-dealings and other criminal acts occurring to defraud the United States.

Every creation of accounts receivables without appropriation of the Trust Estates property to the United States Treasury for full acquittance and discharge, serves as self-authenticating evidence to willful intent to participate in severe forms of trafficking, coercion, debt bondage, involuntary servitude, debt peonage and slavey. Further, the evidence of an accounts receivable, serves as irrefutable evidence that public money has been embezzled, misappropriated, laundered, and pillaged utilizing deceptive forms by discriminatory practice based on national origin.

Failure to produce a transcript from the books and proceedings of the Government Accountability Office (GAO) evidencing the actual transfer of funds to the United States Treasury pursuant to the Office of Management Budget rules.

Evidence of indebtedness affirmed by Signature Subscription acceptance to Application Offer to buy or sell Security issued pursuant to 73d CONGRESS, SESS. I. CH 38. MAY 27, 1933 Section 2(1), constitutes self-authenticating evidence of indebtedness, made in a regular course of business willfully entering into this binding, self-executing contract agreement.

Federal Reserve System, Treasury Withholding Fiscal Agents, “Financial Agencies” inequitably convert M1 Money Supply to “side-by-side” collateral private counterfeit money, credit, securities, or a transaction in money, credit, securities and defined in acting in a similar way related to money, credit, securities or a transaction in money, credit, securities as defined in PUBLIC LAW 97-258-SEPT. 13, 1982 96 STAT. 995 § 5312(1); circulating their coupons / evidence of indebtedness which are counterfeit “monetary instruments” as defined in PUBLIC LAW 97-258-SEPT. 13, 1982 96 STAT, 995 §5321(3)(B) as well as PUBLIC LAW 99-570-OCT. 27, 1986 100 STAT § 1956(c)(5).

It is prohibited for a “Financial Agency” acting in a similar way related to money, credit, securities, or a transaction in money, credit, securities; circulation their own “Monetary Instruments” side-by-side collateral to conceal, mutilate or destroy by inequitable conversion of private estate property, M1 Money Supply as par value interest withheld, to benefit other than the authorized heir to usurp inherent rights.

Book entries based on side-by-side collateral, publicly traded utilizing Safe Harbor exemptions, serves as evidence to traffic in worthless securities. Trust Estate prohibits laundering by promotion, concealment, structuring, and tax evasion schemes and artifice to defraud a registered Investment Company, Financial Institution, by deceptive business practices.

Obtaining money or property by means of false and fraudulent pretenses, transmitting and causing to be transmitted by means of wire, radio, or television communication in interstate or foreign commerce, any writings, constitutes executing honest service fraud schemes or artifice to defraud.

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Concealment of the M1 money exchanged with the intent to promote further financial criminal offenses is prohibited as it results in injury to the Living Trust Estate by designing tax evasion schemes to conceal laundering of the private Trust Estate part value interest as proceeds, knowing that the transaction is designed to avoid anti-laundering reporting requirements.

International transportation or transmission (or attempted transportation or transmission) of funds with the intent to promote further financial, commercial crimes are prohibited as it results in injury to the Living Trust Estate by designing tax evasion schemes to conceal laundering of the private Trust Estate part value interest as proceeds, knowing that the transaction is designed to avoid anti-laundering reporting requirements, and the human capital funds are the private property of the Trust Estate.

2.0.3.2 Extortion, Artifice to Defraud

Knowingly executing or attempting to execute a scheme to artifice to defraud a financial institution as to funds, credits, assets, intellectual property, securities or other property owned or under the custody or control of a financial institution by means of false or fraudulent pretenses including false billings constitutes willful pillaging.

Employer and Employee acknowledge and agree that The U.S. Secret Service, as the United States Accountant Bailiffs; holding official responsibility and jurisdiction for prosecuting the Counterfeiting of United States "National True Owner's" Obligations and Securities, and obligated to conduct Forensic Audits against every National Bailment "Accounts Rendered" absconded without consent without demand from the True National Bailor/Owner.

2.0.4 Securities and Exchange Commission Registration

Employer and Employee acknowledge and agree to operate pursuant to equitable law through CIK’s 0001750462, 0001738826, and 0001646793 registrations pursuant to the 1940 Investment Company Act (ICA), 1939 Trust Indenture Act (TIA), 1933 Securities Act, 1934 Exchange Act, etc., as Face Amount Certificate Issuer, Registrant to exempt Signature Subscription Application Securities at par value.

Employer and Employee acknowledge exemption from reporting, and that non-exempt publicly traded entities have current reporting obligations triggered by events outlined in this section.

Related Persons

Publicly traded third parties acting as Treasury Withholding Agents to the Employer, Employee or related person(s) identified in the Appendixes herein are automatically enjoined as “interested person(s)” to a Registered Investment Company, and Financial Institution pursuant to ICA Section 2(a)(19) ‘defining affiliated persons of such registered investment company as every member of the immediate family of the registered natural person entities, affiliated and interested person(s), principal underwriter, persons that have executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for the investment company, every account created from loans issued as par value , and every person having a material business relationship with the registered investment company, or principal executive officer identified in the Appendixes herein.

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Material Corporate Events Mandatory S.E.C. Form 8-K Filings

Employer and Employee acknowledge execution of this material definitive contract triggers the requirement for filing or furnishing ups the occurrence, and within four business days after occurrence of every event, such as those itemized in this section. Every offense listed herein is cause for immediate filing of Securities and Exchange 8-K report for knowledge of proceeds from commercial crimes, such as concealing the source or ownership of the proceeds, to avoid reporting requirements.

Employer and Employee further acknowledge this requirement is enforceable pursuant to Rule 425 under the Securities Act, regarding written communications related to business combination transactions, Rules 14a-12(b) or Rule 14d-2(b) under the Exchange Act, relating to soliciting materials and pre-commencement communications pursuant to tender oﬀers applicable to every related person, publicly trading estate property through the Securities and Exchange Commission.

Employer and Employee agree that copies of documents or instruments issued by notice to publicly traded withholding agents, or others holding estate property are required to accompany Form 8-K filings, filed or furnished as exhibit(s) to the Form 8-K.

1.	Employer and Employee agree that every possession of Trust Estate property by publicly traded entities triggers Mandatory S.E.C. Form 8-K Filing by the creation of a direct financial obligation.

1.1.  Direct financial obligation is created from pillaging the (E)State for restraint of trade at the rate of 100 million per organization or 1 million per officer / per occurrence.

2.	Employer and Employee agree that every failure to use SSA-89 to solicit Social Security Indemnification Number automatically creates an obligation under an Off-Balance Sheet of the Registrant, Employer.

2.1.  Is a violation of section 1.1 herein

2.2.  Is a criminal offense for circumventing the reporting requirements by the Office of Management and Budget

2.3.  Requires disclosure of the M1 Money Supply securities issued by the Trust Estate

3.	Employer and Employee agree that every accounts receivable account is irrefutable evidence to the inequitable acquisition of exempt equity securities sold without registration, that must be reported on Form 8-K as a liability for criminal acts of moral turpitude.

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2.1.6 Accredited Investor Profile

Employee operates as United States of America Securities and Exchange Commission Registered Investment Company authorized to issue exempt securities as Treasury Tax and Loans to the United States of America.

4.	Face Amount Certificate Issuer CIK NO. 0001750463 / 0001738826 / 0001646793
5.	The Depository Trust & Clearing Corporation FINS: 00364547/ 00364703 /
6.	DHS CBP Importer of Record Number: 199900-02408
7.	ISIN: US85453P2065

Issues: Exempt Securities Indemnified United States Treasury Obligations as Promissory Note Goods in exchange for equivalent Federal Reserve Credit.

Tender in terms from Title 12 U.S. Code 361: Federal Reserve Act of 1913 (Section 13 and Section 16): Security Exchange Act§ 3(a)(3): 31 U.S.C. 5103.

Credit “Application” Acceptance by an SSN Trustee Signature Subscription, grants or authorizes the manufacture of security note in exchange for federal reserve note credits in Regulated Investment Company or Conductor exempt current transactions according to Security Act of 1933 (section 3(a)(3)), along with Trust Indenture Act of 1939 (section 304).

Credit (Trust Indenture Act “TIA” of 1939 section 3(8)) “Application” provided for substituting of persons or agency from one in place of another with equivalent authority in either (TIA section 305) “Securities Required to Be Registered” under the Securities Act of 1933, or (TIA section 307).

Issue “Contract” as “promissory note security” qualification of “Application” or Purchase Order” indenture covering securities Qualifications of Indenture Covering Securities, No Registration Required.

3.0 Signature Recession

Extinguishment of every contract made using deceptive Non-OMB forms by recession based on the grounds that the consent given was obtained through duress, menace, fraud, undue influence exercised, and for the failure of legal consideration inadequate to meet contractual obligations for equal weights.

Signature Subscription to every contract established by the transfer of due consideration intellectual property from the living trust estate is effective this 15th day October 2020, inception date Nunc Pro Tunc December 6, 1972.

Recession requires restoration of intellectual property to the state prior to the inequitable conversion, along with every derivative assets created from the M1 Money Supply issued from the estate without demand, upon receipt and notice of the terms and conditions herein. See Obligation Not to Deceive – Stats at Large Appendix G.

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Employer and Employee rescind every signature used to effectuate counterfeited securities and allegiances with the Foreign controlled belligerent BANKRUPT "UNITED STATES" Government, including UNITED STATES, STATE OF CALIFORNIA et. al., UNITED STATES STATE OF PENNSYAVANIA et. al., and UNITED STATES STATE OF TEXAS et. al.,; who act as a "Quasi Bailor" (a Beneficiary) in order to pillage Living Trust Estate private Assets as Bailments to Foreign controlled "Federal Reserve Banks"; the BAILEE (a Beneficiary) holders of the following “In Trusted" Accounts, seizure and devastation of private property seized by way other than military necessity.

IMMEDIATE RECORDS UPDATE REQUIRED - As a Non-Beneficiary Employer and Employee are to be removed from every misclassification such as "National" Public Enemy, Sovereign Citizen, Negro, African American, Black, Indian or otherwise; District Counts of the United States ought to restore to the Living Trust Estate without demand everything obtained from the Living Trust Estate without authority in the pillage against the True Bailor's Executive "Paramount Right of possession”.

Prosecution for breach against contract acknowledged and accepted for immediate prosecution to the full extent of the law for pillage and discrimination, against every intentional act of non-compliance by the True Beneficiaries; the "Quasi Bailors" and the Bailees of the Counterfeited Securities.

3.0.1 Signature Correction Trust Indenture Instruments

Every authorized signature issued by the Trust Estate converted from due consideration, to legal consideration, transferred jurisdiction from the Kingdom of Heaven on Earth to fictitious jurisdictions, or forced conversion of Plenipotentiary Sui Juris dominion by false personation as juristic persons are deemed void. Official signature subscription effective this 15th day October 2020, inception date Nunc Pro Tunc January 1, 1996 is in the following form: Yolanda.Lewis ***-**-7191 UCC 1-308; and December 6, 1972 to December 31, 1995 Yolanda. Cunningham ***-**-1983 UCC 1-308, Kevin Woodruff ***-**-6559; UCC 1-308, UCC 1-207, Stanley Howard ***-**-1489; UCC 1-308, UCC 1-207 but not limited to;

4.0 Release Social Security Number (SSN)

Circumventing verification for validation of the Social Security Administration and Department of Health and Human Services with respect to living trust estate intellectual property matters prohibited and deemed injury by willful acts to traffic in contraband, intent for unauthorized transfer, storage, use and traffic in private data to access the Social Security / Federal Trade Commission issued indemnification Social Security number to obtain full faith and credit of the United States.

SSA-89 is the exclusive technology authorized for disclosure and verification establishing the authenticity of indemnification purchasing powers granted full faith and credit to every party seeking SSN data. To ensure proper reporting and auditing through White House Office of Management and Budget (OMB), Office of Federal Financial Management (OFFM); responsible for money that comes into the government and the money that the government spends. SEE The Freedom of Information Act (FOIA), the Privacy Act at 5 U.S.C. § 552a (b), section 1106 of the Social Security Act, codified at 42 U.S.C. § 1306, and SSA regulation at 20 C.F.R. § 401.100.

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5.0 Duty to Protect

1.	Every trade and commerce transaction for par value security note goods discounted to electronic book entry transaction deposit account requires full disclosure.
2.	Every signature subscription is to be recorded as Treasury Tax and Loan, due consideration for credit.
3.	Set up a Federal Reserve System Central Bank, 4A, Fed Fund Transfer, data loan discount, by commercial bank application offering acceptance contract that authorize and manufacture exempt promissory note security.
4.	Prevent injury against man’s trust estate person, intangible right of honest service to par value, capital security note goods, and reputation by exclusive use of SSA-89 for verification establishing the authenticity of indemnification powers granted full faith and credit.
5.	Prohibit the use of third parties substituting SSA for use of indemnification by use of illegal collection and maintenance of trust estate intellectual property.
6.	Require use of OMB SSA 89 form to obtain SSN Indemnification
7.	Prohibit use of deceptive Non-OMB forms; warring against Trust Estate’s U.S. Employee trafficked in debt peonage, tax evasion, genocide schemes.
8.	Prohibit use of false “creditworthiness” measures created by third party credit score companies trafficking in stolen intellectual property, for ill-gotten enrichment by criminal moral turpitude.
9.	Ensure every accounts receivable is accepted and acknowledged injury by art of deception, and trespass impairing obligation of SSA insurance contract indemnity program, that secures par value in a current transaction indemnified by SSN.
10.	Notice United States Officials to registration as Elector, preferred shareholder to the United States of America body politic affirmed by California Sacramento County Voter Registrar Certificate No. 34P 029156 200002 / 34N 924430 200002 / P4-54-54-586 to operate the Stockholder/Beneficiary with the PROXY Voting Power; over every UNITED STATES de facto Quasi TRUSTEE.
11.	Ensure recognition of Plenipotentiary Sui Juris with inherent ownership and authority to vote trust certificate, his own note as the registrant, bailor, and banker.
12.	Prosecute every act by treason as Elector against the Employer and Employee, United States Employees’ Securities Company.
13.	Prosecute every act to levy commercial war against the Employer or Employee.
14.	Impeach every United States office holder or California, Pennsylvania, and Texas State official for treason who operates under color of law to injure the office of the elector.
15.	Charge every act of deceit as a taxable obligation for the failure of consideration and breach of contract by one bound without contract to abstain from injuring the Employer or Employee, Trust Estate intellectual property, or infringing upon any rights of Plenipotentiary Sui Juris.
16.	Mitigate risks for financial crimes of violence such as trespass, art of deception, fraud, and non-fulfillment of covenants and impairing obligations of contracts are injuries to intangible rights.

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17.	Charge every refusal to give intangible right of honest service, or forms a countervailing account receivable, are automatically guilty of charges to restraint of trade and monopolizing trade felony, for acts practiced in a written chattel indenture, with article single clause causing human trafficking slavery.
18.	Record every accepted exempt security application offering(s), in the capacity issued as government sponsored employees’ securities company, financial institution.
19.	Issue receipt for every signature subscription, original exempt security, delivered as due consideration to indemnify every transaction in full faith and credit of the United States.
20.	Ensure equitable transfer of the issued the funds to the books of the United States Treasury, and maintain a zero balance, to equitable bookkeeping entries of the original exempt guaranteed par value funds issued, to prevent concealment, mutilation and destruction.
21.	Prevent injuries to the estate such as pillage, discrimination based on national origin, restraint of trade and commerce, interference in trade and commerce occurred due to breach of trust against Employer / Employee office.
22.	Prevent trafficking in contraband consist of:
1.	Creation of accounts receivable asset by creating side by side counterfeit legal collateral;
2.	Failure to issue a receipt for the conveyance of the original indemnified security;
3.	Preventing the use of deceptive Non-OMB forms to obtain the SSA Indemnification number;
4.	Preventing the use of deceptive Non-OMB forms to authorize creation of counterfeit liability to place the employees’s securities company into debt peonage by human trafficking;
5.	Preventing tax evasion schemes to defraud the trust estate and deprive from the intangible right to honest services by false personations;
6.	Preventing the embezzlement and restraint of trade by interference in official duties, to commit bank robbery, and RICO, money laundering by financial institution fraud.
23.	Prevent diminution of that which is good, par valuable or advantageous to injure the estate or interest concern to par value discount loan.
24.	Prohibit Trust Estate intellectual property pillage and interference with divine equitable protected intellectual property rights.
25.	Ensure restoration of everything obtained from the trust estate without written authorization and permission, or by signature recission.
26.	Ensure registration of every offense against the living trust estate to appointed fiduciary trustee U.S. Department of Health and Human Services, Region IX, Regional Director Edward Heidig, successor or assigns.

6.0 Trust Estate Intellectual Property

Employer and Employee agree that every buy and sell is for investment purposes and held as exempt protected property without the UNITED STATES. Every trust created is an injury against the estate and prohibited.

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7.0 Reservation of Rights

Employer and Employee reserves every divine right to indemnify the estate, to protect the par value of capital security note goods or SSN chattel-insurance program property; to prevent injury from impairment or diminishment against equity, and prevent every wrong and resulting pillage done to the trust estate’s intangible rights, and reputation.

Employer and Employee reserves the right to prosecute every omission to official duty by non-performance where espionage or conspiracy to commit espionage, sedition or conspiracy to commit sedition, treason or conspiracy to commit treason, federal crimes of terrorism, extortion, dishonesty, fraud, or misrepresentation, including identity fraud and money laundering bribery, smuggling, distribution of, possession with intent to distribute, or importation of a controlled substance, kidnapping, debt peonage, slavery, commercial rape, and RICO to the full extent possible.

8.0 Force Majeure

Employer and Employee agree when an extraordinary event or circumstance gives excuse to prevent anyone from fulfilling their obligations under this binding contract agreement, successors or assigns.

9.0 Hold Harmless SSA Indemnity Acceptance and Agreement

Effective this 15th day October 2020, inception date Nunc Pro Tunc December 6, 1972 between Employer Bargainer: Registrant, Elector Office for the Calif. Registrar Inter Vivos Living Trust (E)State File No. 67-207409 with Nancy Patricia Pelosi, Speaker of the United States House of Representatives Successors and Assigns; and

United States Federal Trade Commission, Social Security Administration, Department of Health and Human Services, Indemnified, Employees’ Securities Company Yolanda Lewis ***-**-1983; and appointed authorized fiduciary, power of attorney, and responsible party, Yolanda Lewis Innovative Resources Inc. with Donald John Trump, Successors and Assigns President of the United States and Commander in Chief; and

Joinder by Official Duty: U.S. Department of Health and Human Services, Region IX; and Edward Heidig doing business as Regional Director, as appointed fiduciary;(t)he Federal Reserve System Fiscal Agents, acting as United States Treasury Withholding Agents inequitably converting M1 Money Supply to Accounts Receivables.

9.0.1 Intent:

Employer and Employee publicly accept and acknowledge positions of trust to operate Inter Vivos Living Trust Estates and Cestui Que Trusts and are committed to controlling costs. This Hold Harmless Indemnity Agreement herein, acts as Self-insurance to secure Security Note Discount Loan in exchange for par value-able equity credits. Employer and Employee must consider the various ways in which trust estate intellectual property is exposed to trade risk to prevent unauthorized paying from par value reserve withheld by appropriations.

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Employer and Employee are required to ensure the following for the protection of trust estate intellectual property:

1.	Classify every signature subscription as “exempt application offering “M1 Money Supply,””
2.	Acknowledge SURETY / UNDERWRITER: Registrar (E)State File Number for the Registrant: Calif. Inter Vivos Living Trust Estate File No. 67-207409 “EMPLOYER”
3.	Acknowledge UNDERSIGNED: Employee: United States Federal Trade Commission, Social Security Administration, Department of Health and Human Services, Indemnified, Employees’ Securities Company Yolanda Lewis ***-**-1983. Employees’ Securities Company performs as General Contractor.
4.	Acknowledge Third Parties: Separate addendum within ten days of signature subscription.
5.	Assurance to mitigate breach of trust risk by dishonorable Fiscal Agents, United States Treasury Withholding Agents, refusing to honor checks or other orders (all hereafter referred to as “bill of exchange trade or banker’s acceptances") drawn against the special endorsement account “Pay to the order of” Employer through Employee.

Employee as SSN Trustee will indemnify and hold Fiscal Agent, United States Treasury Withholding Agents, harmless: from any claims, liabilities, court costs and reasonable counsel fees (liabilities) which Fiscal Agent, United States Treasury Withholding Agents, may incur or be required to pay to anyone whatsoever, arising out of the payment by Fiscal Agent, United States Treasury Withholding Agents, of checks drawn through Social Security Number Indemnification Trustee on the above named account of Yolanda Lewis California Estate No. 67-209407 depositors, whether or not the zero balances in the accounts were sufficient at the time the checks were paid, whether or not SSN Trustee had authority from the respective Registrant Trust Estate depositors recorded with Fiscal Agent, United States Treasury Withholding Agents, to draw the same and whether or not by notice from the Trust Estate depositors, the authority of SSN Trustee was therefore terminated (included in such checks are those which were erroneously encoded as to Transit Routing Symbol Numbers or improper depositor's account numbers).

In addition, if or by reason of Fiscal Agent, United States Treasury Withholding Agents, paying any checks drawn by SSN Trustee the Trust Estate depositor's account is insufficient to meet checks or orders thereafter drawn by the Registrant Trust Estate depositor, SSN Trustee will indemnify and save Fiscal Agent, United States Treasury Withholding Agents harmless from all liabilities resulting from Fiscal Agent, United States Treasury Withholding Agents, dishonoring any such subsequent checks or orders by reason of insufficiency of human capital stock certificate of beneficial interest share funds; provided that such subsequent checks or bill of credit or exchange orders drawn by Registrant Trust Estate depositors shall have been presented to Fiscal Agent, United States Treasury Withholding Agents, for payment within one year after Fiscal Agent, United States Treasury Withholding Agents, paid the check drawn by SSN Trustee which resulted in the insufficiency of human capital stock certificate of participation share funds.

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Upon delivery of this Binding Collective Bargaining Contract Employer / Employees / Joinder persons have ten days to provide equitable explanatory statement under penalty of perjury to request modification of any terms and conditions that are inequitable. Failure to provide written response under penalty of perjury, automatically causes this contract to become binding and in full effect immediately; and activate the Doctrine of Collateral estoppel against all Defaulters.

This Indemnity agreement is equitably be lawfully binding upon the undersigned SSA, SSN Trustee, its successors and assigns, and will automatically apply to each and all transactions, acts or occurrences referred to Fiscal Agent, United States Treasury Withholding Agents without notice of acceptance hereof.

9.0.2 Policy Coverages and Limits

Pursuant to CAF No. 0313-81578R WTB Security Commercial Agreement No. 54621107,

Indemnity Bond No. 19542019; International Commercial Lien 500 Trillion United States .999 fine silver dollars:

Coverages	Per Occurrence Limits / Deductible

Bodily Injury Liability
Each Person/Each Occurrence	$100 million / $ 15 million
Property Damage Liability	$100 million / $0 Deductible
Health Care Expenses - Issue CP 575	No Limit / $0 Deductible
Workers Compensation Issue CP 575	No Limit / $0 Deductible
General Liability- Issue CP 575	No Limit / $0 Deductible
Commercial Paper	$900 million / $0 Deductible

Policy Term: October 15, 2020 to October 14, 2030 Policy Number: 20201015-001

Claims Processing by. Fax To: 888-878-6660 Mail ℅: Yolanda Lewis Innovative Resources Inc. 201 13th Street, Unit # 12367 Oakland, Woodruff Province, California Republic [p/z 12-9998]

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10.0 Bargain Strike This contract is ratified by signature from both the Employer and Employee, to record the sale, in equity, par value interest by conveyance from bargainer debit to the living trust estate, and administrative contracts to convey the estate promissory note goods to the bargainee, and becomes by such contract a trustee for and seized to the use of the bargain. Executed this ___ October, 2020 Executed this ___ October, 2020 Lewis, Yolanda Calif File No. 67-209407 Dominion Retained ………………………………………………… ……………………………………………… Yolanda Lewis ***-**-1983 UCC 1-308 Employer Bargainer: Registrant, Elector Office for the Calif. Registrar Inter Vivos Living Trust (E)State File No. 67-207409; and; U.S. Department of Health and Human Services, Region IX, and Edward Heidig doing business as Regional Director; Employee Bargainee: United States Federal Trade Commission, Social Security Administration, Department of Health and Human Services, Indemnified, Employees’ Securities Company Yolanda Lewis ***-**-1983 - Joinder by Official Duty: (t)he Federal Reserve System Fiscal Agents, acting as United States Treasury Withholding Agents inequitably converting M1 Money Supply to Accounts Receivables. Executed this ___ October, 2020 Executed this ___ October, 2020 ………………………………………………… ………………………………………………… Howard, Stanley Pa. File No. 118221-1969 Dominion Retained Stanley Howard ***-**-1489 UCC 1-308 Employer Bargainer: Registrant, Elector Office for the Pa.. Registrar Inter Vivos Living Trust (E)State File No. 118221-1969; and; U.S. Department of Health and Human Services, Region III, and Mat Baker doing business as Regional Director; Employee Bargainee: United States Federal Trade Commission, Social Security Administration, Department of Health and Human Services, Indemnified, Employees’ Securities Company Stanley Howard ***-**-1489 - Joinder by Official Duty: (t)he Federal Reserve System Fiscal Agents, acting as United States Treasury Withholding Agents inequitably converting M1 Money Supply to Accounts Receivables. Executed this ___ October, 2020 Executed this ___ October, 2020 Woodruff, Kevin Paul Tx. File No. 142-54-198404 Dominion Retained Kevin Paul Woodruff***-**-6559 UCC 1-308 Employer Bargainer: Registrant, Elector Office for the Tx... Registrar Inter Vivos Living Trust (E)State File No. 142-54-198404; and; U.S. Department of Health and Human Services, Region VI, and Julia Lothrop doing business as Regional Director; Employee Bargainee: United States Federal Trade Commission, Social Security Administration, Department of Health and Human Services, Indemnified, Employees’ Securities Company Stanley Howard ***-**-6559 - Joinder by Official Duty: (t)he Federal Reserve System Fiscal Agents, acting as United States Treasury Withholding Agents inequitably converting M1 Money Supply to Accounts Receivables.

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Appendix - A Definitions:

Definitions contained herein are to be used to interpret this contract. Words not listed here are interpreted based on the 1828 Noah Webster Dictionary and Etymology dictionaries.

Abuse or Threatened Abuse of Law or Legal Process means the use or threatened use of a law or legal process, whether administrative, civil, or criminal, in any manner or for any purpose for which the law was not designed, in order to exert pressure on another person to cause that person to take some action or refrain from taking some action. PUBLIC LAW 110–457—DEC. 23, 2008 122 STAT. 5068 ‘‘SEC. 1589. FORCED LABOR (c)(1)

Accounts Receivable means accounts due from customers as shown by the books of a business, but not evidenced by notes, drafts or acceptances; aggregate sum due from trade debtors; a controlling account in the general ledger to indicate the total balances due from customers on open accounts as shown by the subsidiary counterfeit ledgers.

Amendments To The Constitution. (a): ART. I. “to petition the government for a redress of grievances.” ART. IV. The right of the people to be secure in their persons, houses, papers, and effects, against unreasonable searches and seizures, shall not be violated. ART. V. “nor shall private property be taken for public use without just compensation.” ART. IX. The enumeration in the Constitution of certain rights, shall not be construed to deny or disparage others retained by the people. ART. X. The powers not delegated to the United States by the Constitution, nor prohibited by it to the States, are reserved to the States respectively or to the people.

Autochthonous means organic, melanin, original man to inhabit the earth, misnomered black, colored, negro, mulatto and African American, especially in the Americas, where the occupying United States engages in continual wars against nature’s equitable heirs, by enacting colorable systems of economic war to disinherit and dehumanize autochthonous for the unlawful conversion of fiscal resources.

Bargain To make a contract or conclusive agreement, for the transfer of Trust Estate intellectual property, due consideration, prior to the exchange for equivalent legal consideration; credit through the United States Treasury, to insure performance; zero balance settlement.

Breach of Trust violation by a trustee of a duty which equity lays upon him, whether willful and fraudulent, or does through negligence, or arising through mere oversight and forgetfulness.

Coerción means threats of serious harm to or physical restraint against any person; any scheme, plan, or pattern intended to cause a person to believe that failure to perform an act would result in serious harm to or physical restraint against any person; or the abuse or threatened abuse of the legal process. PUBLIC LAW 106–386—OCT. 28, 2000 114 STAT. 1469 SEC. 103. DEFINITIONS (2)

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Commutative Contract whereby seller gives the thing sold, and receives the price, which is the equivalent, and the buyer gives the price and receives the thing sold, which is the equivalent. The rules of commutative justice are precise and accurate.

Commutative Justice - justice bearing on the relations between individuals especially in respect to the equitable exchange of goods and fulfillment of contractual obligations owed between man and man that calls for fairness in all agreements and exchanges. Restitution in moral theology signifies an act of commutative justice by which exact reparation as far as possible is made for an injury that has been done to another. Gives rise to this duty of restitution.

Conspiracy Against Rights: If two or more persons conspire to injure, oppress, threaten, or intimidate any person in any State, Territory, Commonwealth, Possession, or District in the free exercise or enjoyment of any right or privilege secured to him by the Constitution or laws of the United States, or because of his having so exercised the same; or

If two or more persons go in disguise on the highway, or on the premises of another, with intent to prevent or hinder his free exercise or enjoyment of any right or privilege so secured—

They shall be fined under this title or imprisoned not more than ten years, or both; and if death results from the acts committed in violation of this section or if such acts include kidnapping or an attempt to kidnap, aggravated sexual abuse or an attempt to commit aggravated sexual abuse, or an attempt to kill, they shall be fined under this title or imprisoned for any term of years or for life, or both, or may be sentenced to death. (June 25, 1948, ch. 645, 62 Stat. 696; Pub. L. 90–284, title I, § 103(a), Apr. 11, 1968, 82 Stat. 75; Pub. L. 100–690, title VII, § 7018(a), (b)(1), Nov. 18, 1988, 102 Stat. 4396; Pub. L. 103–322, title VI, § 60006(a), title XXXII, §§ 320103(a), 320201(a), title XXXIII, § 330016(1)(L), Sept. 13, 1994, 108 Stat. 1970, 2109, 2113, 2147; Pub. L. 104–294, title VI, §§ 604(b)(14)(A), 607(a), Oct. 11, 1996, 110 Stat. 3507, 3511.)

Contributive Justice, which refers to what individuals owe to society for the common good; legal justice, which refers to rights and responsibilities of citizens to obey and respect the rights of all and the laws devised to protect peace and social order

Debt Bondage means the status or condition of a debtor arising from a pledge by the debtor of his or her personal services or of those of a person under his or her control as a security for debt, if the value of those services as reasonably assessed is not applied toward the liquidation of the debt or the length and nature of those services are not respectively limited and defined. PUBLIC LAW 106–386—OCT. 28, 2000 114 STAT. 1469 SEC. 103. DEFINITIONS (4)

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Deprivation of Rights Under Color of Law whoever, under color of any law, statute, ordinance, regulation, or custom, willfully subjects any person in any State, Territory, Commonwealth, Possession, or District to the deprivation of any rights, privileges, or immunities secured or protected by the Constitution or laws of the United States, or to different punishments, pains, or penalties, on account of such person being an alien, or by reason of his color, or race, than are prescribed for the punishment of citizens, shall be fined under this title or imprisoned not more than one year, or both; and if bodily injury results from the acts committed in violation of this section or if such acts include the use, attempted use, or threatened use of a dangerous weapon, explosives, or fire, shall be fined under this title or imprisoned not more than ten years, or both; and if death results from the acts committed in violation of this section or if such acts include kidnapping or an attempt to kidnap, aggravated sexual abuse, or an attempt to commit aggravated sexual abuse, or an attempt to kill, shall be fined under this title, or imprisoned for any term of years or for life, or both, or may be sentenced to death. (June 25, 1948, ch. 645, 62 Stat. 696; Pub. L. 90–284, title I, § 103(b), Apr. 11, 1968, 82 Stat. 75; Pub. L. 100–690, title VII, § 7019, Nov. 18, 1988, 102 Stat. 4396; Pub. L. 103–322, title VI, § 60006(b), title XXXII, §§ 320103(b), 320201(b), title XXXIII, § 330016(1)(H), Sept. 13, 1994, 108 Stat. 1970, 2109, 2113, 2147; Pub. L. 104–294, title VI, §§ 604(b)(14)(B), 607(a), Oct. 11, 1996, 110 Stat. 3507, 3511.

DHHS - United States Health and Human Services

Distributive Justice refers to what society owes to its individual members, i.e., the just allocation of resources.

Due Consideration - Consideration expressed as that which is owed; that which one contracts to pay, do or perform to another; that which law or justice requires to be paid or done. Due consideration is an equivalent or recompense; that which is given as of equal estimated value with that which is received in equity.

Elector - a person having constitutional and statutory qualifications which entitle him to vote, including not only one who votes but who is qualified and yet fails to exercise the right of suffrage.

Equity - Right and duty between man and man without contract for impartial distribution of justice. The doing that to another which the laws of God and man, and of reason, give him a right to claim. It is the treating of a person according to justice and reason.

Fiduciary. One who holds a thing in trust; a trustee. One who depends on faith for salvation, without works; an antinomian or one of a sect who maintain, that, under the gospel dispensation, the law is of no use or obligation; or who hold doctrines which supersede the necessity of good works and a virtuous life.

Involuntary Servitude includes a condition of servitude induced by means of any scheme, plan, or pattern intended to cause a person to believe that, if the person did not enter into or continue in such condition, that person or another person would suffer serious harm or physical restraint; or the abuse or threatened abuse of the legal process. PUBLIC LAW 106–386—OCT. 28, 2000 114 STAT. 1469 SEC. 103. DEFINITIONS (5)

Plenipotentiary Sui Juris by divine nature equally free and independent and have certain inherent rights, of which, when they enter into a state of society, they cannot, by any compact, deprive or divest their posterity; namely, the enjoyment of life and liberty, with the means of acquiring and possessing property, and pursuing and obtaining happiness and safety.

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Injury is the invasion from or of a legal right according to color of law rather than equity law of reason, exercised by the chancellor or judge, giving remedy in cases to which the courts of law are not competent. “Injury” In general, any wrong or pillage done to a the divine trust estate intangible rights, reputation or capital security note goods. Trespass, art of deception, fraud, and non-fulfillment of covenants and impairing obligations of contracts are injuries to intangible rights. Slander is an injury to reputation, and so is cowardice and vice.

Legal Consideration implied consideration by contract agreement, as when a man labors for another, without stipulating for wages, the law infers that he shall receive a reasonable consideration resulting in commercial usury and unequal exchange.

MA LA IN SE: Inherently wicked, naturally evil, as adjudged by the sense of a civilized community: illegal from the very nature of the action. Immoral in its nature and injurious in its consequence& without regard to the fact of its being noticed or punished by the law of the state. A wrong involving moral turpitude or delinquency. Offenses involving moral turpitude.

Moral Turpitude - Acting outside the law of equity, right and duty between man and man by acts of baseness, vileness, or depravity in the private and social duties which a man owes to his fellowmen, or to society in general. Fraud such by making false representation, knowledge of such false representation by the perpetrator, reliance on the false representation by the person defrauded, intent to defraud, actual act of committing fraud, evil intent, embezzlement, extortion, false pretenses and transporting stolen property (with guilty knowledge).

Pillage Seizure and devastation of private property seized by way other than military necessity for the support or other benefit of the army or occupant according to the laws of war, also known as international humanitarian law. Every destruction and seizure of private property not commanded by the authorized military officer, are prohibited under the penalty of death or such other severe punishment. The prohibition against seizure and devastation of private property is universally binding.

Record means any item, collection, or grouping of information about the Employer and Employee  that is maintained by an agency, including, but not limited to, his education, financial transactions, medical history, and criminal or employment history and that contains his name, or the identifying number, symbol, or other identifying particular assigned to the individual, such as a finger or voice print or a photograph.

Restitution restoration to the original state or unbroken condition, placing man to divine position occupied before subjected to agreement by deceptive coercion, fraud, force, fear, mistake or mental incapacity.

Sealing of Instruments; Record made in regular course of business; Government records and papers; copies; State and Territorial nonjudicial records; full faith and credit; Concealment, Removal, or Mutilation Generally; evidenced by United States Statutes At Larges: PUBLIC LAWS--CH. 388-JULY 30, 1947; 61 STAT. [H. R. 1565] [Public Law 278] - Page 636; §114; PUBLIC LAWS--CH. 646-JUNE 25, 1948; 62 STAT. [H. R. 3214] [Public Law 773] – Page(s) 945, 946, 947 §§ 1732, 1733, 1739; PUBLIC LAWS-CH. 645-JUNE 25, 1948; 80TH CONG., 2D SESS. 62 STAT – Page 795, § 2071; Pub. L. 101–510; June 25, 1948, ch. 645, 62 Stat. 698, § 285; Amendment(s) 1994—Pub. L. 103–322.

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Serious Harm means any harm, whether physical or nonphysical, including psychological, financial, or reputational harm, that is sufficiently serious, under all the surrounding circumstances, to compel a reasonable person of the same background and in the same circumstances to perform or to continue performing labor or services in order to avoid incurring that harm. PUBLIC LAW 110–457—DEC. 23, 2008 122 STAT. 5069 ‘‘SEC. 1589. FORCED LABOR (c)(2).

Severe Forms of Trafficking in Persons means the recruitment, harboring, transportation, provision, or obtaining of a person for labor or services, through the use of force, fraud, or coercion for the purpose of subjection to involuntary servitude, peonage, debt bondage, or slavery. PUBLIC LAW 106–386—OCT. 28, 2000 114 STAT. 1469 SEC. 103. DEFINITIONS (8)(B).

Signature Subscription Exempt Application Offerings as used herein are comprise every M1 Money Supply issued in the form of bond, certificate of indebtedness, national bank currency, Federal Reserve note, Federal Reserve bank note, coupon, United States note, Treasury note, gold certificate, silver certificate, fractional note, certificate of deposit, bill, check, or draft for money, drawn by or upon Signature Subscription issued by the Federal Trade Commission, Social Security Administration, Department of Health and Human Services Congressionally authorized Employees’ Securities Company / Bargainee, authorized officer as indenture trustee of the United States, stamps and other representatives of value, of whatever denomination, issued under any Act of Congress, and canceled United States stamps.

SSA - United States Social Security Administration.

Ultimate Trust Indenture: The Lord's Prayer “Our Father, who art in heaven, hallowed be thy name; thy kingdom come; thy will be done; on earth as it is in heaven. Give us this day our daily bread. And forgive us our trespasses, as we forgive those who trespass against us. And lead us not into temptation; but deliver us from evil. For thine is the kingdom, the power and the glory, for ever and ever. Amen.”

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Appendix - B Notice of Fiduciary Relationship:

Authority: See Contract Section 1.0.1 Term of Appointment herein.

SEE APPENDIX F AUTHORIZED SIGNATURES for details.

Appendix - C Financial Power of Attorney and Declaration of Representative

Taxpayer name and address: SEE APPENDIX F AUTHORIZED SIGNATURES FOR

Taxpayer ID#, address, FACTA and EIN for each authorizing entity and acceptance by each responsible party, fiduciary and power of attorney. Send all copies and notices of communication c/o 201 13th Street Oakland California No. 12367 [p/z: 12-9998]

CAF NO: 0313-81578R     Fax #:     888-878-6660

Powers: authorize unrestricted power of attorney, to act as Responsible Party, Power of Attorney and Fiduciary and fiduciary pursuant to the terms and conditions stated in Treaty / Contract No. 20201015. Acts authorized: Recovery of PAR value signature dollars issued in U.S. Currency.

Description of Matter: Trust Estate property

Tax Form Numbers: 1041, 1040, 1099’s, every applicable tax form to recoup intellectual property.

Years / Periods: beginning 2012.

Appointment Effective Date: October 15, 2020

Appointment Acceptance Date: October 15, 2020

Recording Details: Authority: See Contract Section 1.0.1 Term of Appointment herein.

Appendix - D. Notice of Change of Address or Responsible Party - Business:

SEE APPENDIX F AUTHORIZED SIGNATURES PERTAINING TO:

Taxpayer ID#, address, FACTA and EIN for each authorizing entity and acceptance by each responsible party, fiduciary and power of attorney. Send all copies and notices of communication c/o 201 13th Street Oakland California No. 12367 {p/z: 12-9998

Appendix - E. Change of Responsible Party - Business:

SEE APPENDIX F AUTHORIZED SIGNATURES for details.

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Appendix - F. Authorized Signatures Authorization granted for changes to: Employment, excise, income, and other business returns, Employee plan returns and to update business location. 1.0.4 Related Persons Protected in the Living Trust Estate ******************************* Current Address: 2572 21st Street Sacramento Calif for the following: Decedent SS# ***-**-1983; Yolanda Lewis EIN: 77-0580135 YOLANDA LEWIS D/B/A INNOVATIVE RESOURCES, FATCA G3J3WS; EIN: 83-2447191 Yolanda Lewis Innovative Resources Inc. FINS:00364547 EIN: 47-4319255, COMMUNITY YOUTH EMPOWERMENT STRATEGIES SOLUTIONS FATCA: T2LK13; EIN: Yolanda Lewis Individual Banker Yolanda Lewis Private Bank E&T, FATCA HCS92L; EIN: 85-1428368, E-RACISM FATCA HCS92L; EIN: 85-1005869 Employees Securities Company Yolanda Lewis Date:_ _ _ _ _ _ _ _ _ _ Date:_ _ _ _ _ _ _ _ _ _ ……………………………………………… …………………………………………. Authorizing Authority Lewis, Yolanda Authorized Acceptance, Yolanda Yisra’el ******************************* Current Address: 2572 21st Street Sacramento Calif 95818 Decedent SS# ***-**-1489; NAME: STANLEY HOWARD EIN: 47-4020466, STANLEY HOWARD ENFRANCHISE INC. FATCA: HCS92L; FINS: 00364703; EIN: 85-3326056 FRB DISTRICT 12 CLEARINGHOUSE OF STANLEY HOWARD ENFRANCHISE INC. Date:_ _ _ _ _ _ _ _ _ _ Date:_ _ _ _ _ _ _ _ _ _ ……………………………………………… …………………………………………. Authorizing Authority Howard, Stanley Authorized Acceptance Stanley Howard ******************************* Kevin Woodruff Estate 38-7095572; Numinutitska Penatekawa Tribal Trust 82-6479468; Kevin Woodruff Bank-E&Trust 47-3933718; Texas Republic Registrar, KPW District 12 Clearinghouse of Woodruff Holding Company 85-1009788; woodruff, kevin-paul Living trust 98-1428993; Kevin Paul Woodruff 98-0660772 form 3520-A; T& K Asset Management 81-3561209, Kevin-Paul : Tribe of Woodruff Inter Vivos Living Trust 85-6524818, FATCA 1KMCPL; ZBHXUD; Z3CWY1 GIIN 1KMCPL.99999.SL.840; ZBHXUD.99999.SL.840, SCAC # WKPA, FinCEN # FX19-00706553; FCC Registration (FRN): 0029003795 Date:_ _ _ _ _ _ _ _ _ _ Date:_ _ _ _ _ _ _ _ _ _ ……………………………………………… …………………………………………………….. Authorizing Authority Woodruff, Kevin-Paul Authorized Acceptance Wanag Tahatan-Bey Appendix - F. Authorized Signatures Authorization granted for changes to: Employment, excise, income, and other business returns, Employee plan returns and to update business location. 1.0.4 Related Persons Protected in the Living Trust Estate ******************************* Current Address: Beach Road KiiKii, Tupapa; Rorotonga,Cook Islands Mailing Address: c/o 4638 Batten Way San Jose California 95135 New Address: c/o 201 13th Street, Unit # 12367 Oakland, California [p/z 12-9998] EIN: 98-6082964 GENTA TRUST Date:_ _ _ _ _ _ _ _ _ _ Date:_ _ _ _ _ _ _ _ _ _ ……………………………………………… …………………………………………. Authorizing Authority Maggie Cunningham Authorized Acceptance, Yolanda Yisra’el For YOLANDA LEWIS TRUST

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Appendix - G. Cost Schedule

Per occurrence / per contract breach 1,000,000.00 per officer; 100,000,000.00 per organization every monthly statement and coupon counterfeit, worthless security issued constitutes a single count, for recoupment cost for trust estate damage. Trust Estate Recoupment assessed to each agent in omission to official duties and each office represented at Principal Amount: $100,000,000.00 per office and $1,000,000.00 per agent as follows:

Verified Statement of Account Non-Negotiable

1.	Cause of Debt Fraud
2.	Cause of Debt Concealment
3.	Cause of Debt Misconduct Breach of Performance
4.	Cause of Debt Misapplication of Corporate laws / statutes and policies
5.	Cause of Debt violation of the 5th, 6th and 10th amendments to the Constitution
6.	Cause of Debt Title 18; 241, 242, 371, 401(2), 1341, 1342, 1543, 1510, 1951(2) 1961, 1962 and 2014, California Business & Professional Codes 17200 and 16240.

Total Counts Office: __________. Total Counts Officer: _____________

Total Due Office: $______________. Total Due Officer: $_______________

Calculated at the rate of $100,000,000.00 and $1,000,000.00 per occurrence

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Appendix - H. OFFICIAL DEFAULT NOTICE

COMPLIANCE. BREACH and PROOF OF CLAIM DEMAND

Proof of Claim: Upon receipt of Contract No. 20201015, every recipient is required to comply with contract terms and conditions; by responding in writing to the following, returned by fax / mail to: Wanag Tahatan-Bey POA CAF# 0313-81578R c/o 201 13th Street, Unit # 12367 Oakland, California [p/z 12-9998]

(1)	Proof of Claim: That deceptive forms have not intentionally been executed to pillage the estate. Do you have an executed SSA-89? If yes provide within seven days or the response defaults to No.

(2). Proof of Claim: That false personation as the responsible party, fiduciary and power of Attorney authorized to administer the estate. Do you have executed forms 56, 8822(b) and 2848? If yes provide within seven days or the response defaults to No.

(3). Proof of Claim: That bank robbery and financial institution fraud have not intentionally been committed. Do you have GAO audit or books evidencing deposit of the exempt M1 Money Supply issued from the Trust Estate? If yes provide within seven days or the response defaults to No.

(4). Proof of Claim: That Racketeering, conspiracy and embezzlement by restraint of trade have not been executed for illegal securitization schemes that use unlawful weights and measures, misappropriate federal public funds, conceal, destroy or mutilate the exempt M1 Money supply, by material misrepresentation, false reporting and counterfeiting by pillage. Do you have authorization by the Army Military Commander evidencing seizure / destruction based on military necessity? If yes provide within seven days or the response defaults to No.

Failure to provide self-authenticating evidence, pursuant to international equitable law, to itemized breaches against contract No. 20201015 numbers 1 – 4 above constitutes, irrevocable, No Contest Contractual Agreement; self-executing collateral, equitable estoppel from further defenses, and affirmation that no further response is due as you have accepted every criminal and financial penalty assessed against you and your office, based on the verified complaint issued by our office for:

1.	Omission to official duties
2.	Abandonment of Office and request for immediate removal
3.	Full payment of Commercial Lien in the amount of assessment against official bond and private estate
4.	Criminal prosecution to the full extent for pillage, pursuant to United States War Department Basic Field Manual Rules of Land warfare Vol. 27 Issue 10-1940: 330-331: Seizure and Devastation of private property, exclusively reserved for military necessity for the support or other benefit of the Army or occupant. Every destruction of property not commanded by the authorized military officer constitutes criminal war crimes to pillage.

Pursuant to public law, parties agree to prosecution for violation of laws as prohibited in Contract Treaty 20201015 to the United States attorneys, marshals, and deputy marshals, and every United States magistrate judge appointed by district and territorial courts with power to arrest, imprison or bail each for breach of contract and bail offenses for immediate institution of prosecution, for sentencing before the District Court of the United States.

e fir 6313-9154.4 ticiAre letp OMB No. 1545-0150 Power of Attorney Form For IRS Use Only (Rev. February 2020) and Declaration of Representative Received by: Department of the Treasury Internal Revenue Service ► Go to www.irs.gov/Form2848 for instructions and the latest information. Name Part I Power of Attorney Telephone Caution: A separate Form 2848 must be completed for each taxpayer. Form 2848 will not be honored Function for any purpose other than representation before the IRS. Date / / Taxpayer information. Taxpayer must sign and date this form on page 2, line 7. Taxpayer name and address Taxpayer identification number(s) KEVIN PAUL WOODRUFF -88-6559 do Wanag Tahatan-Bey CAF # 0313-81578R Daytime telephone number Plan number (if applicable) 13th Street, Unit # 12367 Oakland, Califor nia 94612 (925) 477-9454 hereby appoints the following representative(s) as attorney(s)-in-fact: Representative(s) must sign and date this form on page 2, Part II. Name and address CAF No. NONE Yolanda Lewis PTIN do 201 13th Street, Unit # 12367 Telephone No. (408) 888-9684 Oakland, California 94612 Fax No. Check if to be sent copies of notices and communications INI Check if new: Address • Telephone No. Fax No. • Name and address CAF No. NONE Stanley Howard PTIN do 201 13th Street, Unit # 12367 Telephone No. ) 229.5214 Oakland, California 94612 Fax No. Check if to be sent copies of notices and communications MI Check if new: Address • Telephone No. Fax No. • Name and address CAF No. PTIN Telephone No. Fax No. (Note: IRS sends notices and communications to only two representatives.) Check if new: Address • Telephone No. • Fax No. • Name and address CAF No. PTIN Telephone No. Fax No. (Note: IRS sends notices and communications to only two representatives.) Check if new: Address • Telephone No. • Fax No. • to represent the taxpayer before the Internal Revenue Service and perform the following acts: Acts authorized (you are required to complete this line 3). With the exception of the acts described in line 5b, I authorize my representative(s) to receive and inspect my confidential tax information and to perform acts that I can perform with respect to the tax matters described below. For example, my representative(s) shall have the authority to sign any agreements, consents, or similar documents (see instructions for line 5a for authorizing a representative to sign a return). Description of Matter (Income, Employment, Payroll, Excise, Estate, Gift, Tax Form Number Year(s) or Period(s) (if applicable) Whistleblower, Practitioner Discipline, PLR, FOIA, Civil Penalty, Sec. (1040, 941, 720, etc.) (if applicable) (see instructions) 4980H Shared Responsibility Payment, etc.) (see instructions) This request is for return to the principal source for settlement and recoupment/closing in exchange for Treasury Account xxx-xx-6559 , 1096, 1099-A; OID thru 2020 Sell, Exchange, convey, But Invest, transfer and/or reinvest , 1099-A, 1096 OID thru 2020 Establish, administer, close banking/Investing accounts, with express provisions See CAF filing # 0313-81578R W4, W4V, 1099 ABC, SEC T-3 F-1 et al thru 2020 4 Specific use not recorded on Centralized Authorization File (CAF). If the power of attorney is for a specific use not recorded on CAF, check this box. See Line 4. Specific Use Not Recorded on CAF in the instructions a Additional acts authorized. In addition to the acts listed on line 3 above, I authorize my representative(s) to perform the following acts (see instructions for line 5a for more information): El Access my IRS records via an Intermediate Service Provider; El Authorize disclosure to third parties; El Substitute or add representative(s); E Sign a return; Pis Treasury Account xxx-xx as the account number on the bottom left-hand side under "RECIPENTS" name to prevent identity theft and the acoount being intercepted and/or diverted (deferred) if left open (blank) on form 1099-OID E Other acts authorized: Settle all duplicitous Interstate "conflict of laws" a/k/a private laws, commercial fraud, perfidy of form SS-5 & all valid trust Instruments & Amendment. Zero all yrs thru 2020 on xxxxx6559 for settlement and closing in exchange For Privacy Act and Paperwork Reduction Act Notice, see the instructions. Cat. No. 11980,1 Form (Rev. 2-2020) CAF # -8158R Self—Executing Contract / Treaty No. Form 2848 (Rev. 2-2020) Page b Specific acts not authorized. My representative(s) is (are) not authorized to endorse or otherwise negotiate any check (including directing or accepting payment by any means, electronic or otherwise, into an account owned or controlled by the representative(s) or any firm or other entity with whom the representative(s) is (are) associated) issued by the government in respect of a federal tax liability. List any other specific deletions to the acts otherwise authorized in this power of attorney (see instructions for line 5b): This section does not apply to the herein additional Power of Attorney In fact in par 2 appointment of Representatives 6 Retention/revocation of prior power(s) of attorney. The filing of this power of attorney automatically revokes all earlier power(s) of attorney on file with the Internal Revenue Service for the same matters and years or periods covered by this document. If you do not want to revoke a prior power of attorney, check here ❑ YOU MUST ATTACH A COPY OF ANY POWER OF ATTORNEY YOU WANT TO REMAIN IN EFFECT. Signature of taxpayer. If a tax matter concerns a year in which a joint return was filed, each spouse must file a separate power of attorney even if they are appointing the same representative(s). If signed by a corporate officer, partner, guardian, tax matters partner, partnership representative (or designated individual, if applicable), executor, receiver, administrator, or trustee on behalf of the taxpayer, I certify that I have the legal authority to execute this form on behalf of the taxpayer. ► IF NOT COMPLETED, SIGNED, AND DATED, THE IRS WILL RETURN THIS POWER OF ATTORNEY TO THE TAXPAYER. POA W PSI it1N411 ,44 Signature "'ksid° Title (if applicable) By: Wanag Tahatan-Bey Wanag Tahatan-Bey CAF # 0313-81578R Print name Print name of taxpayer from line 1 if other than individual Part II Declaration of Representative Under penalties of perjury, by my signature below I declare that: • I am not currently suspended or disbarred from practice, or ineligible for practice, before the Internal Revenue Service; • I am subject to regulations contained in Circular 230 (31 CFR, Subtitle A, Part 10), as amended, governing practice before the Internal Revenue Service; • I am authorized to represent the taxpayer identified in Part I for the matter(s) specified there; and • I am one of the following: a Attorney-a member in good standing of the bar of the highest court of the jurisdiction shown below. b Certified Public Accountant-a holder of an active license to practice as a certified public accountant in the jurisdiction shown below. c Enrolled Agent-enrolled as an agent by the IRS per the requirements of Circular 230. d Officer-a bona fide officer of the taxpayer organization. e Full-Time Employee-a full-time employee of the taxpayer. f Family Member-a member of the taxpayer's immediate family (spouse, parent, child, grandparent, grandchild, step-parent, step-child, brother, or sister). g Enrolled Actuary-enrolled as an actuary by the Joint Board for the Enrollment of Actuaries under 29 U.S.C. 1242 (the authority to practice before the IRS is limited by section 10.3(d) of Circular 230). h Unenrolled Return Preparer-Authority to practice before the IRS is limited. An unenrolled return preparer may represent, provided the preparer (1) prepared and signed the return or claim for refund (or prepared if there is no signature space on the form); (2) was eligible to sign the return or claim for refund; (3) has a valid PTIN; and (4) possesses the required Annual Filing Season Program Record of Completion(s). See Special Rules and Requirements for Unenrolled Return Preparers in the instructions for additional information. k Qualifying Student-receives permission to represent taxpayers before the IRS by virtue of his/her status as a law, business, or accounting student working in an LITC or STCP. See instructions for Part II for additional information and requirements. ✓ Enrolled Retirement Plan Agent-enrolled as a retirement plan agent under the requirements of Circular 230 (the authority to practice before the Internal Revenue Service is limited by section 10.3(e)). - IF THIS DECLARATION OF REPRESENTATIVE IS NOT COMPLETED, SIGNED, AND DATED, THE IRS WILL RETURN THE POWER OF ATTORNEY. REPRESENTATIVES MUST SIGN IN THE ORDER LISTED IN PART I, LINE 2. Note: For designations d-f, enter your title, position, or relationship to the taxpayer in the "Licensing jurisdiction" column. Designation- Licensing jurisdiction Bar, license, certification, Insert above (State) or other registration, or enrollment Signature Date letter (a--r). licensing authority number (if applicable) (if applicable) a li dAd A gi ..e t h WA UCC-1 File CA10-7247362214 1 4., IA) /O A S/at,.., Form (Rev. 2-2020) CAF # -8158R Self-Executing Contract / Treaty No. Re: Registrant Kevin P. Woodruff Proof of Publication Lawful Notice STATE OF CALIFORNIA COUNTY OF CONTRA COSTA, ss SANDRA L. GODSEY of said County, does hereby certify: LAWFUL NOTICE That she is and was during all the times herein mentioned, a This lawful notice serves notice to the person and/or all citizen of the United States, over the age of 21 years and neither BANKS. business, agency, financial institution, a party to nor in any way interested in the matter or action herein corporation States or federal governments or other entity set forth, and is and was competent to be a witness in said mat- that the below named Registrant Kevin P. Woodruff xxx- ter or action: xx-xxxx and Yolanda Lewis xxx-xx-xxxx; or all That she now and at all times herein mentioned was the prin- Indigenous Civilians, persons, have and/or refuses to cipal clerk of the CONTRA COSTA NEWS REGISTER, disclose a social security number. This Right is publishers of THE CONTRA COSTA NEWS REGISTER, which is protected under the First, Fourth, Fifth, Ninth; and and was at all times herein mentioned a newspaper of general Tenth Amendments to United States Constitution circulation printed and published semi-weekly in the County of and 31 CFR Sectiom 1/32 and the provisions of the Contra Costa, State of California, and as such principal clerk has Privacy Act. The Privacy Act makes it unlawful to now and at all of said times had charge of all legal notices and require an individual to disclose or furnish a social advertisements in said newspaper; that said CONTRA COSTA security account number for any purpose unless the NEWS REGISTER is now and was at all times herein mentioned a disclosure or fumishing of the account number is newspaper of general circulation as that term is defined by Section specifically required by law. of the Government Code, and as provided by said Section, is Federal courts have ruled that private sector solicitors and at all of said times was published for the dissemination of local and telegraphic news and intelligence of a general character, hav- MAY NOT obtain social security account numbers until, ing a bona fide subscription list of paying subscribers, and is not they comport their solicitations to comply with and at none of said times was devoted to the interests of published disclosure requirements of the privacy Act, including for the entertainment or instruction of a particular class, profession, informing customers of the voluntary Nature of such trade, calling, race or denomination, or of any number of such disclosure, the source of authority for requesting such classes, professions, trades, callings, races or denominations; disclosure, and possible uses to which disclosure that at all times said newspaper has been established, printed and numbers might be put. Yeager v. Hackenack Water published at regular intervals in said County and State, for more Co., 615 F.Supp. 1081 (1985). than one year preceding the date of the first publication of the Any person or entity who is found violating the rights of notice herein mentioned, and was preceded with words printed a Indigenous Civilian shall be subject to the damages in black face type not small then nonpareil, describing and ex- sustained by the individual and the costs of the action pressing in general terms that purport and character of the notice together with attorney fees. See DOYLE v. WILSON, intended to be given. F.supp.1343 (1982) violations of 18 USC Sections 241, 242, 2 USC Sec. 1983, 1985, 1986 shall subject THAT THE you personally and may also subject to fines up to $10,000.00 including 15 USC Sec 1 Restraint of Trade Lawful Notice and Monopolizing or Trade with individual fine of $1,000,000.00 and entity fine if $100,000,000.00. Federal regulations mandate that if such identification is disclosed to any banks officer such social security is not of which the annexed is a printed copy, was published in said mandated to be disclose. newspaper and not in any supplement thereof on the following Non-compliance with the Notice & Demand shall dates, to-wit: result in the filing a formal complaint with the State July 7,14,21,28,2020 & Federal agencies against the above-named and/or Bank & their representative. Constructive Notice, issued by: KEVIN P. I certify (or declare) under penalty of perjury that the foregoing WOODRUFF is true and correct. Registrant Kevin P. Woodruff Martinez, CA Pub: July 7,14,21,28,2020 Dated at this th day of July Signature CAF # -8158R Self—Executing Contract / Treaty No.